Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated January 9, 2017, relating to the financial statements and financial statement schedules of United Casualty and Surety Insurance Company, which appears in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-216040), as amended, and to the reference to our us under the heading “Experts” in such Registration Statement.

/s/ Stowe & Degon, LLC

Westborough, Massachusetts

June 15, 2017